Exhibit 99.1

Everbridge Announces First Quarter 2019 Financial Results

First Quarter Revenue Increased 40% Year-over-Year

Burlington, Mass – May 6, 2019 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the first quarter ended March 31, 2019.

“We delivered a strong start to 2019 with results that were above our guidance ranges for both revenue and profitability, and generating 40% revenue growth,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “In the first quarter we saw continued momentum and expansion with our most strategic product suite – Critical Event Management – as well as significant wins across all our key solutions and geographies. We believe that with our industry-leading solutions to protect people and assets across organizations – from companies to entire countries – we are well-positioned to continue delivering strong growth as we further penetrate this multi-billion dollar market.”

First Quarter 2019 Financial Highlights

•	Total revenue was $42.8 million, an increase of 40% compared to $30.5 million for the first quarter of 2018.

•	GAAP operating loss was $(13.3) million, compared to a GAAP operating loss of $(10.9) million for the first quarter of 2018.

•

Non-GAAP operating loss was $(3.9) million, compared to non-GAAP operating loss of $(3.4) million for the first quarter of 2018. Non-GAAP operating loss/income excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

GAAP net loss was $(14.1) million, compared to $(12.3) million for the first quarter of 2018. GAAP net loss per share was $(0.44), based on 32.3 million basic and diluted weighted average common shares outstanding, compared to $(0.43) for the first quarter of 2018, based on 28.4 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(4.7) million, compared to $(4.8) million in the first quarter of 2018. Non-GAAP net loss per share was $(0.15), based on 32.3 million basic and diluted weighted average common shares outstanding, compared to $(0.17) for the first quarter of 2018, based on 28.4 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

Adjusted EBITDA was a loss of $(1.9) million, compared to a loss of $(1.8) million in the first quarter of 2018. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was an inflow of $8.7 million compared to an inflow of $7.5 million for the first quarter of 2018.

•

Free cash flow was an inflow of $3.9 million compared to an inflow of $5.3 million for the first quarter of 2018. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the first quarter with 4,532 global enterprise customers, up from 3,539 at the end of the first quarter of 2018.

•

Launched Crisis Management, a new software application designed to help organizations dynamically manage the lifecycle of a critical event and accelerate response and recovery times. Crisis Management, which is fully integrated with the Everbridge Critical Event Management (CEM) suite, centralizes incident response tasks, activities and resources through a common operating picture and accompanying mobile application. Crisis, business continuity, security and resiliency teams can utilize the solution to create and launch response plans, add tasks on the fly, and collaborate with all stakeholders, no matter their location, to quickly restore operations, mitigate brand and financial impacts, and help ensure employee safety.

•

Announced the integration of IT Alerting with IBM security intelligence technology to enable joint customers to automate communications, collaboration, and orchestration tasks to streamline the overall information security incident response process. The Everbridge IT Alerting integration for the IBM QRadar Security Intelligence Platform helps InfoSec teams to automatically identify the required IT personnel and engage with them in a matter of minutes, wherever they might be.

•	Closed a public offering of 2,645,000 shares of common stock in January at a price to the public of $55.25 per share. All of the shares were offered by Everbridge.

•

Promoted Patrick Brickley, formerly Everbridge Vice President of Finance & Accounting, to the role of Senior Vice President & Chief Financial Officer in a planned succession upon the retirement of Kenneth Goldman.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2019 as indicated below.

	Second Quarter 2019			Full Year 2019
Total Revenue	$47.8	to	$48.1	$196.4	to	$197.4
GAAP net income/(loss)	$(14.0)		$(13.7)	$(53.3)		$(52.3)
GAAP net income/(loss) per share	$(0.42)		$(0.41)	$(1.60)		$(1.57)
Non-GAAP net income/(loss)	$(3.0)		$(2.7)	$(9.4)		$(8.4)
Non-GAAP net income/(loss) per share	$(0.09)		$(0.08)	$(0.28)		$(0.25)
Basic and diluted weighted average shares outstanding	33.2		33.2	33.4		33.4
Adjusted EBITDA	$(0.1)		$0.2	$4.2		$5.2

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge First Quarter 2019 Financial Results Conference Call
When:	Monday, May 6, 2019
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic
(409) 220-9843, international
Replay:	(855) 859-2056, passcode 3868405, domestic
(404) 537-3406, passcode 3688405, international
Webcast (live & replay):	https://edge.media-server.com/m6/p/5o8idjjt

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,500 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018 and offers the ability to reach 500 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Sweden, the Netherlands, the Bahamas, Singapore, Greece, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Population Alerting, Crisis Management, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, all 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global automakers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2019 and the full fiscal year 2019. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owner

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$235,256	$59,978
Restricted cash	93	90
Short-term investments	22,955	45,541
Accounts receivable, net	35,416	41,107
Prepaid expenses	9,123	4,890
Deferred costs	6,822	6,503
Other current assets	2,771	4,406

Total current assets	312,436	162,515
Property and equipment, net	5,977	4,650
Capitalized software development costs, net	13,442	12,893
Goodwill	48,395	48,382
Intangible assets, net	21,577	23,197
Deferred costs	10,575	10,265
Other assets	14,221	278

Total assets	$426,623	$262,180

Current liabilities:
Accounts payable	$5,927	$2,719
Accrued payroll and employee related liabilities	18,313	17,108
Accrued expenses	4,500	5,565
Deferred revenue	95,325	92,738
Note payable	367	427
Other current liabilities	4,829	1,490

Total current liabilities	129,261	120,047
Long-term liabilities:
Deferred revenue, noncurrent	3,078	2,898
Convertible debt	95,298	94,097
Deferred tax liabilities	1,057	1,032
Other long term liabilities	13,499	1,948

Total liabilities	$242,193	$220,022

Stockholders’ equity:
Common stock	33	30
Additional paid-in capital	351,247	194,866
Accumulated deficit	(161,804)	(147,670)
Accumulated other comprehensive loss	(5,046)	(5,068)

Total stockholders’ equity	184,430	42,158

Total liabilities and stockholders’ equity	$426,623	$262,180

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended
	March 31,
	2019	2018
Revenue	$42,819	$30,519
Cost of revenue	13,981	9,660

Gross profit	28,838	20,859
	67.35%	68.35%
Operating expenses:
Sales and marketing	20,071	15,776
Research and development	11,485	8,171
General and administrative	10,558	7,844

Total operating expenses	42,114	31,791

Operating loss	(13,276)	(10,932)

Other income (expense):
Interest and investment income	1,177	456
Interest expense	(1,635)	(1,572)
Other income (expense), net	(106)	(198)

Total other income (expense), net	(564)	(1,314)

Loss before income taxes	(13,840)	(12,246)
Income taxes, net	(294)	(96)

Net loss	$(14,134)	$(12,342)

Net loss per share attributable to common stockholders:
Basic	$(0.44)	$(0.43)
Diluted	$(0.44)	$(0.43)

Weighted-average common shares outstanding:
Basic	32,271,067	28,434,678
Diluted	32,271,067	28,434,678

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	22	(267)

Total comprehensive loss	$(14,112)	$(12,609)

Stock-based compensation expense included in the above:

(in thousands)

	Three months ended
	March 31,
	2019	2018
Cost of revenue	$435	$625
Sales and marketing	2,368	2,435
Research and development	1,410	1,310
General and administrative	3,572	2,324

Total stock-based compensation	$7,785	$6,694

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(14,134)	$(12,342)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,705	2,638
Amortization of deferred costs	1,598	1,233
Loss on disposal of assets	—	84
Deferred income taxes	41	34
Accretion of interest on convertible senior notes	1,201	1,134
Non-cash investment income	(189)	(159)
Provision for (benefit from) doubtful accounts and sales return reserve	148	(192)
Stock-based compensation	7,785	6,586
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	5,543	9,595
Prepaid expenses	(4,233)	(1,651)
Deferred costs	(2,227)	(2,223)
Other assets	2,153	(2,018)
Accounts payable	4,112	702
Accrued payroll and employee related liabilities	1,205	4,402
Accrued expenses	(1,065)	1,384
Deferred revenue	2,767	(2,072)
Other liabilities	277	373

Net cash provided by operating activities	8,687	7,508

Cash flows from investing activities:
Capital expenditures	(2,773)	(253)

Additions to capitalized software development costs	(2,018)	(1,999)

Additions to intangibles	—	(136)
Purchase of cost investment	—	(308)
Purchase of short-term investments	(1,975)	(30,932)
Maturities of short-term investments	24,750	25,500

Net cash provided by (used in) investing activities	17,984	(8,128)

Cash flows from financing activities:
RSUs withheld to settle employee tax withholding liability	(333)	(1,022)
Payments on notes payable	(52)	—
Payments on finance lease obligations	(121)	—
Issuance of common stock, net of costs	139,115	—
Payments of debt issuance costs	—	(84)
Proceeds from employee stock purchase plan	1,283	881
Proceeds from stock option exercises	8,746	1,466

Net cash provided by financing activities	148,638	1,241

Effect of exchange rates on cash, cash equivalents and restricted cash	(28)	(39)

Net increase in cash, cash equivalents and restricted cash	175,281	582

Cash, cash equivalents and restricted cash, beginning of period	60,068	103,051

Cash, cash equivalents and restricted cash, end of period	$235,349	$103,633

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended
	March 31,
	2019	2018
Cost of revenue	$13,981	$9,660
Amortization of acquired intangibles	(333)	(252)
Stock-based compensation	(435)	(625)

Non-GAAP cost of revenue	13,213	8,783

Gross profit	28,838	20,859
Amortization of acquired intangibles	333	252
Stock-based compensation	435	625

Non-GAAP gross profit	29,606	21,736
Non-GAAP gross margin	69.14%	71.22%

Sales and marketing	20,071	15,776
Stock-based compensation	(2,368)	(2,435)

Non-GAAP sales and marketing	17,703	13,341

Research and development	11,485	8,171
Stock-based compensation	(1,410)	(1,310)

Non-GAAP research and development	10,075	6,861

General and administrative	10,558	7,844
Amortization of acquired intangibles	(1,297)	(571)
Stock-based compensation	(3,572)	(2,324)

Non-GAAP general and administrative	5,689	4,949

Total operating expenses	42,114	31,791
Amortization of acquired intangibles	(1,297)	(571)
Stock-based compensation	(7,350)	(6,069)

Non-GAAP operating expenses	$33,467	$25,151

Operating loss	$(13,276)	$(10,932)
Amortization of acquired intangibles	1,630	823
Stock-based compensation	7,785	6,694

Non-GAAP operating loss	$(3,861)	$(3,415)

Net loss	$(14,134)	$(12,342)
Amortization of acquired intangibles	1,630	823
Stock-based compensation	7,785	6,694

Non-GAAP net loss	$(4,719)	$(4,825)

Weighted average common shares outstanding, basic and diluted	32,271,067	28,434,678

Non-GAAP net loss per share	$(0.15)	$(0.17)

Net loss	$(14,134)	$(12,342)
Interest (income) expense, net	458	1,116
Income taxes, net	294	96
Depreciation and amortization	3,705	2,638

EBITDA	(9,677)	(8,492)
Stock-based compensation	7,785	6,694

Adjusted EBITDA	$(1,892)	$(1,798)

Net cash provided by operating activities	$8,687	$7,508
Capital expenditures	(2,773)	(253)
Additions to capitalized software development costs	(2,018)	(1,999)

Free cash flow	$3,896	$5,256

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:	Three months ended		Year ended
	June 30, 2019		December 31, 2019
	Low end	High end	Low end	High end
Net loss	$(14.0)	$(13.7)	$(53.3)	$(52.3)
Amortization of acquired intangibles	1.8	1.8	5.9	5.9
Stock-based compensation	9.2	9.2	38.0	38.0

Non-GAAP net loss	$(3.0)	$(2.7)	$(9.4)	$(8.4)

Weighted average common shares outstanding, basic and diluted	33,200,000	33,200,000	33,400,000	33,400,000

Net loss per share	$(0.42)	$(0.41)	$(1.60)	$(1.57)
Non-GAAP net loss per share	$(0.09)	$(0.08)	$(0.28)	$(0.25)

Net loss	$(14.0)	$(13.7)	$(53.3)	$(52.3)
Interest (income) expense, net	0.6	0.6	3.8	3.8
Income taxes, net	0.2	0.2	0.6	0.6
Depreciation and amortization	3.9	3.9	15.1	15.1

EBITDA	(9.3)	(9.0)	(33.8)	(32.8)
Stock-based compensation	9.2	9.2	38.0	38.0

Adjusted EBITDA	$(0.1)	$0.2	$4.2	$5.2